Exhibit 99.1

AT THE COMPANY	AT CAMERON ASSOCIATES
Robert Wilson – Chief Financial Officer	Alison Ziegler 212/554-5469
520/747-6600

FOR IMMEDIATE RELEASE

Providence Service Corporation Reports Q3 2014 Results

Third Quarter Highlights:

●	Revenue increased 42.5% to $394.2 million
●	Adjusted EBITDA increased 15.9% to $13.6 million
●	Entered into agreement to acquire Matrix Medical Network

TUCSON, ARIZONA – November 5, 2014 -- The Providence Service Corporation (Nasdaq: PRSC) today announced its financial results for the third quarter ended September 30, 2014.

Third Quarter 2014 Results

For the third quarter of 2014, the Company reported consolidated revenue of $394.2 million, an increase of 42.5% from $276.7 million in the third quarter of 2013. Non-emergency transportation services (NET) revenue grew 17.7% to $226.1 million in the third quarter of 2014, from $192.0 million in the third quarter of 2013. Human services revenue increased 8.6% to $92.0 million, from $84.7 million in the third quarter of 2013. Revenues for workforce development services, relating to the operations of Ingeus Limited (“Ingeus”) which the Company acquired on May 30, 2014, were $76.2 million for the third quarter of 2014.

Net income was approximately $266,000, or $0.02 per diluted share, in the third quarter of 2014 compared to net income of $3.5 million, or $0.25 per diluted share, in the third quarter of 2013. Net income in the third quarter of 2014 included approximately $3.7 million in acquisition related costs primarily associated with the acquisition of CCHN Group Holdings, Inc., the parent company of Community Care Health Network, Inc. (d/b/a Matrix Medical Network) (“Matrix”), which closed on October 23, 2014, as well as approximately $3.3 million of compensation expense related to the immediate vesting of certain equity based compensation awards granted in the third quarter of 2014 and approximately $0.5 million of integration costs related primarily to Ingeus. EBITDA (non-GAAP) for the third quarter of 2014 was $9.9 million compared to $11.2 million in the third quarter of 2013. Adjusted EBITDA (non-GAAP) for the third quarter of 2014 increased 15.9% to $13.6 million compared to $11.7 million in the third quarter of 2013. A reconciliation of net income to EBITDA and Adjusted EBITDA is presented below.

The Company had approximately 20.7 million individuals eligible to receive services under its NET Services contracts at September 30, 2014, an increase of 29.3% from approximately 16.0 million at September 30, 2013. Providence’s direct Human Services client census at September 30, 2014 was approximately 57,400, up 3.0% from 55,700 at September 30, 2013. Workforce Development client census at September 30, 2014 was approximately 232,000.

Year to Date 2014 Results

For the first nine months of 2014, the Company reported consolidated revenue of $1.0 billion, an increase of 21.5%, compared to $845.8 million in the first nine months of 2013. NET services revenue grew 9.8% to $640.4 million in the first nine months of 2014 from $583.0 million in the prior year period. Human services revenue increased 7.4% to $282.1 million, up from $262.8 million in the first nine months of 2013. Workforce development services revenue was $105.0 million, which related entirely to the inclusion of the Ingeus business.

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64 E. Broadway Blvd. ● Tucson, Arizona 85701 ●Tel 520/747-6600 ●Fax 520/747-6605 ●www.provcorp.com

Providence Service Corporation

Net income was $13.2 million, or $0.90 per diluted share, in the first nine months of 2014. This compares to net income of $16.1 million, or $1.17 per diluted share, in the first nine months of 2013. Net income in the first nine months of 2014 included approximately $8.0 million in acquisition related costs, primarily associated with the Ingeus and Matrix transactions, as well as approximately $3.3 million of compensation expense related to the immediate vesting of certain equity based compensation awards granted in the third quarter of 2014 and approximately $0.6 million of integration costs primarily related to Ingeus. EBITDA (non-GAAP) for the first nine months of 2014 was $44.3 million compared to $43.2 million in in the same period last year. Adjusted EBITDA (non-GAAP) for the first nine months of 2014 was $52.8 million, representing an increase of 19.4% from $44.2 million in the same period last year. A reconciliation of net income to EBITDA and Adjusted EBITDA is presented below.

During the first nine months of 2014, the Company generated a total of $34.4 million in cash from operations.  At September 30, 2014, the Company had unrestricted cash and cash equivalents of $136.9 million as well as approximately $102.3 million available for borrowing under the amended and restated senior secured credit facility.  Long-term obligations at September 30, 2014 were $191.6 million.

“We are pleased to report our first complete quarter that includes the results of Ingeus, which comprises our new Workforce Development Services segment,” said Warren Rustand, Chief Executive Officer. “The integration of Ingeus is proceeding as planned and we continue to pursue new opportunities for international expansion.”

“In our legacy operations, our NET Services segment continues to produce increases in revenue while preserving favorable margins. In our Human Services segment, we are focusing on increasing our margins in certain markets. This initiative has resulted in our exit from the Texas foster care contract during the third quarter. We intend to continue to make additional progress in the quarters ahead.”

“In addition, during the third quarter of 2014 we entered into an agreement to acquire Matrix, a leading provider of health risk assessments, which we closed on October 23, 2014. We are excited to enter the Medicare Advantage market and believe our combined scale and collective capabilities will allow us to deliver even greater value to our patients, payers, and providers.”

Conference Call

Providence will hold a conference call at 11:00 a.m. EST (9:00 a.m. MST) Thursday, November 6, 2014 to discuss its financial results and corporate developments. Interested parties are invited to listen to the call live over the Internet at http://investor.provcorp.com. The call is also available by dialing (866) 510-0712, or for international callers (617) 597-5380, and by using the passcode 95294887. A replay of the teleconference will be available on http://investor.provcorp.com. A replay will also be available until November 13, 2014 by dialing (888) 286-8010 or (617) 801-6888 and using passcode 31893926.

About Providence

Providence is a Tucson, Arizona-based company that provides and manages government sponsored human services, innovative global employment services and non-emergency transportation services. It offers: (1) non-emergency transportation management services to state Medicaid programs, local government agencies, hospital systems, health maintenance organizations, private managed care organizations and commercial insurers, as well as to individuals with limited mobility, people with limited means of transportation, people with disabilities and Medicaid members (2) home- and community-based counseling services, which include home-based and intensive home-based counseling, workforce development, substance abuse treatment services, school support services and correctional services; (3) foster care and therapeutic foster care services; (4) case management, referral and monitoring services; and (5) social improvement, employment and welfare services to various international government bodies and corporations. Providence is unique in that it provides and manages its human services primarily in the client’s own home or in community based settings, rather than in hospitals or treatment facilities and provides its non-emergency transportation services through local transportation providers rather than an owned fleet of vehicles. The Company provides a range of services through its direct entities to approximately 57,400 and 232,000 human services and workforce development services clients, respectively, with approximately 20.7 million individuals eligible to receive the Company's non-emergency transportation services. Its workforce development services include nearly 180 delivery sites spanning 10 countries.

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Providence Service Corporation

Non-GAAP Presentation

In addition to the financial results prepared in accordance with U.S. generally accepted accounting principles (GAAP) provided throughout this press release, the Company has provided EBITDA and Adjusted EBITDA, non-GAAP measurements. Providence’s management utilizes these non-GAAP measurements as a means to measure overall operating performance and to better compare current operating results with other companies within its industry. Details of the excluded items and a reconciliation of the non-GAAP financial measures to the most comparable GAAP financial measure are presented in the table below. The non-GAAP measures do not replace the presentation of our GAAP financial results. The Company has provided this supplemental non-GAAP information because the Company believes it provides meaningful comparisons of the results of Providence’s operations for the periods presented in this press release. The non-GAAP measures are not in accordance with, or an alternative for, GAAP and may be different from non-GAAP measures used by some other companies.

Forward-Looking Statements

This press release contains “forward-looking statements” within the meaning of the Private Securities Litigation Reform Act of 1995. Words such as “believe,” “demonstrate,” “expect,” “estimate,” “forecast,” “anticipate,” “should” and “likely” and similar expressions identify forward-looking statements. In addition, statements that are not historical should also be considered forward-looking statements. Readers are cautioned not to place undue reliance on those forward-looking statements, which speak only as of the date the statement was made. Such forward-looking statements are based on current expectations that involve a number of known and unknown risks, uncertainties and other factors which may cause actual events to be materially different from those expressed or implied by such forward-looking statements. These factors include, but are not limited to, the global credit crisis, capital market conditions, the implementation of the healthcare reform law, state budget changes and legislation and other risks detailed in Providence’s filings with the Securities and Exchange Commission, including its Annual Report on Form 10-K for the fiscal year ended December 31, 2013 and Quarterly Report on Form 10-Q for the quarter ended June 30, 2014. Providence is under no obligation to (and expressly disclaims any such obligation to) update any of the information in this press release if any forward-looking statement later turns out to be inaccurate whether as a result of new information, future events or otherwise.

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Providence Service Corporation

The Providence Service Corporation

Consolidated Statements of Income

(in thousands except share and per share data)

(UNAUDITED)

	Three months ended		Nine months ended
	September 30,		September 30,
	2014	2013	2014	2013
Revenues:
Non-emergency transportation services	$226,055	$192,011	$640,428	$583,028
Human services	91,987	84,702	282,135	262,809
Workforce development services	76,176	-	105,012	-
Total revenues	394,218	276,713	1,027,575	845,837

Operating expenses:
Cost of non-emergency transportation services	206,247	177,049	577,874	536,664
Client service expense	86,293	76,881	259,405	228,695
Workforce development service expense	66,707	-	91,130	-
General and administrative expense	25,100	11,082	54,881	36,265
Depreciation and amortization	8,034	3,725	16,906	11,188
Asset impairment charge	-	-	-	492

Total operating expenses	392,381	268,737	1,000,196	813,304

Operating income	1,837	7,976	27,379	32,533

Other expense:
Interest expense, net	1,373	1,876	4,219	5,315
Loss on extinguishment of debt	-	525	-	525

Income before income taxes	464	5,575	23,160	26,693

Provision for income taxes	198	2,048	9,936	10,612

Net income	$266	$3,527	$13,224	$16,081

Earnings per share:
Basic	$0.02	$0.26	$0.92	$1.20
Diluted	$0.02	$0.25	$0.90	$1.17

Weighted-average number of common shares outstanding:
Basic	14,955,773	13,674,467	14,450,248	13,411,204
Diluted	15,176,105	14,049,329	14,723,360	13,711,124

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Providence Service Corporation

The Providence Service Corporation

Consolidated Balance Sheets

(in thousands except share and per share data)

(UNAUDITED)

	September 30,	December 31,
	2014	2013
Assets
Current assets:
Cash and cash equivalents	$136,898	$98,995
Accounts receivable, net of allowance of $5.5 million in 2014 and $4.2 million in 2013	126,916	88,315
Other receivables	5,138	6,607
Prepaid expenses and other	25,073	11,831
Restricted cash	4,424	3,772
Deferred tax assets	3,228	2,152
Total current assets	301,677	211,672
Property and equipment, net	44,496	32,709
Goodwill	162,561	113,263
Intangible assets, net	118,753	43,476
Other assets	15,332	11,681
Restricted cash, less current portion	14,948	11,957
Total assets	$657,767	$424,758
Liabilities and stockholders' equity
Current liabilities:
Current portion of long-term obligations	$3,000	$48,250
Accounts payable	32,164	3,904
Accrued expenses	98,904	52,484
Accrued transportation costs	61,290	54,962
Deferred revenue	14,338	3,687
Reinsurance liability reserve	12,634	10,778
Total current liabilities	222,330	174,065
Long-term obligations, less current portion	188,600	75,250
Other long-term liabilities	59,338	15,359
Deferred tax liabilities	11,765	9,447
Total liabilities	482,033	274,121
Commitments and contingencies
Stockholders' equity
Common stock: authorized 40,000,000 shares; $0.001 par value; 15,915,200 and 14,477,312 issued and outstanding (including treasury shares)	16	14
Additional paid-in capital	220,388	194,363
Accumulated deficit	(20,417)	(33,641)
Accumulated other comprehensive income (loss), net of tax	(6,601)	(1,419)
Treasury shares, at cost, 1,013,519 and 956,442 shares	(17,663)	(15,641)
Total Providence stockholders' equity	175,723	143,676
Non-controlling interest	11	6,961
Total stockholders' equity	175,734	150,637
Total liabilities and stockholders' equity	$657,767	$424,758

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Providence Service Corporation

The Providence Service Corporation

Consolidated Statements of Cash Flows

(in thousands)

(Unaudited)

	Nine months ended
	September 30,
	2014	2013
Operating activities
Net income	$13,224	$16,081
Adjustments to reconcile net income to net cash provided by operating activities:
Depreciation	8,938	5,802
Amortization	7,968	5,386
Provision for doubtful accounts	1,770	2,570
Stock based compensation	5,375	2,402
Deferred income taxes	(3,814)	1,395
Amortization of deferred financing costs	607	746
Loss on extinguishment of debt	-	525
Excess tax benefit upon exercise of stock options	(2,835)	(999)
Asset impairment charge	-	492
Other non-cash charges	(465)	352
Changes in operating assets and liabilities, net of effects of acquisitions:
Accounts receivable	(17,296)	5,033
Other receivables	1,470	342
Restricted cash	168	(255)
Prepaid expenses and other	85	(6,031)
Reinsurance liability reserve	3,995	2,720
Accounts payable and accrued expenses	13,475	15,744
Accrued transportation costs	6,328	(4,906)
Deferred revenue	628	(1,792)
Other long-term liabilities	(5,249)	52
Net cash provided by operating activities	34,372	45,659
Investing activities
Acquisitions, net of cash acquired	(59,666)	-
Purchase of property and equipment	(11,623)	(6,413)
Net increase in short-term investments	(14)	(23)
Restricted cash for reinsured claims losses	(3,812)	(5,040)
Net cash used in investing activities	(75,115)	(11,476)
Financing activities
Repurchase of common stock, for treasury	(501)	(454)
Proceeds from common stock issued pursuant to stock option exercise	10,880	9,244
Excess tax benefit upon exercise of stock options	2,835	999
Proceeds from long-term debt	115,000	76,000
Repayment of long-term debt	(47,500)	(82,500)
Debt financing costs	(728)	(2,083)
Capital lease payments and other	36	(8)
Net cash provided by financing activities	80,022	1,198
Effect of exchange rate changes on cash	(1,376)	(141)
Net change in cash	37,903	35,240
Cash at beginning of period	98,995	55,863
Cash at end of period	$136,898	$91,103

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Providence Service Corporation

The Providence Service Corporation

Reconciliation of Non-GAAP Financial Measures

Adjusted EBITDA

(in thousands)

(Unaudited)

	Three months ended		Nine months ended
	September 30,		September 30,
	2014	2013	2014	2013

Net income	$266	$3,527	$13,224	$16,081

Interest expense, net	1,373	1,876	4,219	5,315
Provision for income taxes	198	2,048	9,936	10,612
Depreciation and amortization	8,034	3,725	16,906	11,188

EBITDA	9,871	11,176	44,285	43,196

Acquisition related costs	3,686	-	8,010	-
Loss on extinguishment of debt	-	525	-	525
Asset impairment charge	-	-	-	492
Payments related to termination of executive officers, net (a)	-	-	511	-

Adjusted EBITDA	$13,557	$11,701	$52,806	$44,213

(a)	Net of benefit of forfeiture of stock based compensation.

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